EXHIBIT 21

                   SUBSIDIARIES OF GEOTEK COMMUNICATIONS, INC.


Geotek Communications, Inc.                                  PowerSpectrum, Inc.
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Cumulous Holding Corp., Inc.               PowerSpectrum of D.C., Inc.
(Holds all interest in Cumulous            PowerSpectrum of Seattle, Inc.
Communications)                            PowerSpectrum of Miami, Inc.
Geotek Acquisition Corp. (Shell Company)   PowerSpectrum of Indianapolis, Inc.
Geotek BmgH Holdings Corporation
Terrafon AG.
Geotek Beteiligungs GmbH i.G. (a           PowerSpectrum of Atlanta, Inc.
wholly owned subsidiary of Geotek          PowerSpectrum of Jacksonville, Inc.
Communications GmbH)                       PowerSpectrum of Kansas City, Inc.
Geotek Communications GmbH i.G.            PowerSpectrum of Philadelphia, Inc.
(Geotek Beteiligungs & Geotek Comm.        PowerSpectrum of New Orleans, Inc.
are holding companies for interest in      PowerSpectrum of Phoenix, Inc.
Preussag and DBF Bundelfunk)               PowerSpectrum of Minneapolis, Inc.
DBF Bundelfunk GmbH                        PowerSpectrum of Cincinnati, Inc.
Metro Net Systems, Inc. (Operations of     PowerSpectrum of Denver, Inc.
SMR Systems in NY Metro area)              PowerSpectrum of Memphis, Inc.
National Band Three Limited (UK SMR        PowerSpectrum of Tampa, Inc.
Provider)                                  PowerSpectrum of Rochester, Inc.
PowerSpectrum, Inc. (Holds all interest    PowerSpectrum of Buffalo, Inc.
in the license holding subsidiaries)       PowerSpectrum of Nashville, Inc.
USI Venture Corp. (Shell Company)          PowerSpectrum of Orlando, Inc.
Geotek Asia, Inc.                          PowerSpectrum of Boston, Inc.
ANSA Communications                        PowerSpectrum of Hartford, Inc.
Bogen Communications International, Inc.   PowerSpectrum of Salt Lake City, Inc.
Bogen Corporation                          PowerSpectrum of Dallas, Inc.
Bogen Communications, Inc.                 PowerSpectrum of New York City, Inc.
Satelco AG
Speech Design
CLW Communications, Inc.                   PowerSpectrum of Chicago, Inc.
GMSI, Inc.                                 PowerSpectrum Microwave
MIS Holdings Ltd.                          (All PowerSpectrum of (city) hold FCC
Mobile Information Systems Ltd.             Licenses)
Mobile Message Service of Texas, Inc.
Oak Hill Communications, Inc.
MacDermott Communications
Geotek Technologies Israel Ltd.



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                                                           EXHIBIT 21, continued

Geotek Communications, Inc.
Geotek License Holdings, Inc.
Geotek Financing Corporation
Geotek of America, Inc.
Geotek USA, Inc.
Gelico, Inc.
Gelico of Chicago, Inc.
Geotek of Atlanta, Inc.
Geotek of Boston, Inc.
Geotek of Chicago, Inc.
Geotek of D.C., Inc.
Geotek of Dallas, Inc.
Geotek of Houston, Inc.
Geotek of Miami, Inc.
Geotek of New York, Inc.
Geotek of Orlando, Inc.
Geotek of Philadelphia, Inc.
Geotek of Tampa, Inc.